UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 23, 2014

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Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 23, 2014, Crexendo, Inc. (the “Company”) notified  the New York Stock Exchange MKT Exchange (the “NYSE “) of its decision to voluntarily delist its common stock from NYSE. The Company intends to file a Form 25 with the Securities and Exchange Commission (the "SEC") to voluntarily delist its common stock on or about January 2, 2015.  Delisting from NYSE is expected to become effective 10 days after the filing date of the Form 25.  After delisting from NYSE the Company expects its common shares will be traded on the OTCQX U.S. quotation system (“OTC”).  A new trading symbol will be allocated on the first day of trading on the OTC.

ITEM 8.01. OTHER EVENTS.

On December 23, 2014, the Company issued a press release pertaining to the notice to NYSE and the basis of the determination.  A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued on December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crexendo, Inc.

Dated: December 23, 2014	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer